         EX-24
             2
                             JOINT FILING AGREEMENT

                                    EXHIBIT A

                             JOINT FILING AGREEMENT

         Each of the undersigned hereby agrees that the Schedule 13G filed herewith is filed jointly, pursuant to Rule 13d-1(f)(1) of the Securities Exchange Act of 1934, as amended on behalf of each of them.

Dated: February 29, 2000
Signed on behalf of each of:

AXA Financial, Inc.

AXA Assurances I.A.R.D. Mutuelle; AXA Assurances Vie Mutuelle; AXA Conseil Vie Assurance Mutuelle; AXA Courtage Assurance Mutuelle, as a group, and Donaldson, Lufkin & Jenrette, Inc.

By:    /s/ Alvin H. Fenichel
         Alvin H. Fenichel
         Senior Vice President and Controller


DLJ CAPITAL INVESTORS, INC.


By: /s/ Ivy Dodes
   ------------------------------------------
      Ivy Dodes
      Vice President


DLJ LBO PLANS MANAGEMENT CORPORATION


By: /s/ Ivy Dodes
   ------------------------------------------
     Ivy Dodes
     Vice President


DLJ FUND INVESTMENT PARTNERS II L.P.
By: DLJ LBO PLANS MANAGEMENT CORPORATION


By: /s/ Ivy Dodes
   ------------------------------------------
     Ivy Dodes
     Vice President


Pel-Tex LLC
By: DLJ FUND INVESTMENT PARTNERS II, L.P.
By: DLJ LBO PLANS MANAGEMENT CORPORATION


By: /s/   Townes G. Pressler, Jr.
   ------------------------------------------
     Townes G. Pressler, Jr.


By: /s/   Alvin H. Fenichel
   ------------------------------------------
      Alvin H. Fenichel
      Attorney-in-Fact
      (Executed pursuant to Powers of Attorney)

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                                POWER OF ATTORNEY

Know all by these presents, that each of the undersigned hereby constitutes and appoints each of Ivy Dodes and Townes G. Pressler, Jr., signing singly, each of the undersigned's true and lawful attorney-in-fact to:

(1) execute for and on behalf of each of the undersigned, all Schedules 13D or 13G (including any amendments thereto) that each of the undersigned may be required to file as a result of each of the undersigned's beneficial ownership or transactions in the securities of 3TEC Energy Corporation (the "Company") in accordance with Section 13(d) of the Securities Exchange Act of 1934 and the rules thereunder;

(2) do and perform any and all acts for and on behalf of each of the undersigned which may be necessary or desirable to complete and execute any such Schedules 13D or 13G and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, each of the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of each of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

Each of the undersigned hereby grant to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as each of the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. Each of the undersigned acknowledge that the foregoing attorneys-in-fact, in serving in such capacity at the request of each of the undersigned, are not assuming, nor is the Company assuming, any of each of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until each of the undersigned is no longer required to file Schedules 13D or 13G with respect to each of the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by each of the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, each of the undersigned has caused this Power of Attorney to be executed as of this 29th day of February, 2000.

Pel-Tex Partners LLC

By: /s/    Townes G. Pressler, Jr.
   ------------------------------------------
     Townes G. Pressler, Jr., Manager

By Townes G. Pressler, Jr., in his capacity as
Manager of Pel-Tex Partners LLC

By:      DLJ LBO Plans Management
         Corporation, Manager

By:  /s/  Ivy Dodes
Name:    Ivy Dodes
Title:   Vice President


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DLJ Fund Investment Partners II L.P.

By:      /s/  Ivy Dodes
Name:    Ivy Dodes
Title:   Vice President


DLJ LBO Plans Management Corporation,
in its capacity as Manager of Pel-Tex
Partners

By:      /s/  Ivy Dodes
Name:    Ivy Dodes
Title:   Vice President